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                    RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS
                          FARM BUREAU LIFE INSURANCE COMPANY
                                    March 3, 1987


     BE IT RESOLVED, That the Board of Directors of Farm Bureau Life Insurance Company ("Company"), hereby establishes a separate account, pursuant to Iowa Code Section 508A.1 (1985), designated "Farm Bureau Life Variable Account" (hereinafter "Variable Account") for the following use and purposes, and subject to such conditions as hereinafter set forth; and


FURTHER RESOLVED, That the Variable Account is established for the purpose of providing for the issuance by the Company of flexible premium variable life insurance policies ("Policies"), or other insurance Policies, and shall constitute a separate account into which are all allocated amounts paid to or held by the Company under such Policies; the form of such Policies shall be kept on file in the Secretary's Office; and

     FURTHER RESOLVED, That the income, gains and losses, whether or not realized, from assets allocated to the Variable Account shall, in accordance with the Policies, be credited to or charged against such account without regard to other income, gains, or losses of the Company; and

     FURTHER RESOLVED, That the Variable Account shall be divided into investment subaccounts, each investment subaccount in the Variable Account shall invest in the shares of a designated mutual fund portfolio and net premiums under the Policies shall be allocated to the eligible portfolios in accordance with instructions received from owners of the Policies; and

     FURTHER RESOLVED, That the Board of Directors expressly reserves the right to add or remove any investment subaccount of the Variable Account as it may hereafter deem necessary or appropriate; and

     FURTHER RESOLVED, That the President, the Senior Vice President and Secretary-Treasurer, or the Vice President-Controller and Financial Planning Officer, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to invest such amount or amounts of the Company's cash in the Variable Account or in any investment subaccount thereof as may be deemed necessary or appropriate to facilitate the commencement of the Variable Account's operations and/or to meet any minimum capital requirements under the Investment Company Act of 1940; and

     FURTHER RESOLVED, That the President, the Senior Vice President and Secretary-Treasurer, or the Vice President-Controller and Financial Planning Officer, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to transfer cash from time to time between the Company's general account and the Variable Account as deemed necessary or appropriate and consistent with the terms of the Policies; and

     FURTHER RESOLVED, That the Board of Directors of the Company reserves the right to change the designation of the Variable Account hereafter to such other designation as it may deem necessary or appropriate; and


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     FURTHER RESOLVED, That the President, the Senior Vice President and
Secretary-Treasurer, or the Vice-President-Controller and Financial Planning Officer, and each of them, with full power to act without the others, with such assistance from the Company's independent certified public accountants, legal counsel and independent consultants or others as they may require, be, and they hereby are, severally authorized and directed to take all action necessary to:
(a) Register the Variable Account as a unit investment trust under the Investment Company Act of 1940, as amended; (b) Register the Policies in such amounts, which may be an indefinite amount, as the said officers of the Company shall from time deem appropriate under the Securities Act of 1933; and (c)
Take all other actions which are necessary in connection with the offering of said Policies for sale and the operation of the Variable Account in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal laws, including the filing of any amendments to registration statements, any undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the officers of the Company shall deem necessary or appropriate; and

     FURTHER RESOLVED, That the President, the Senior Vice President and Secretary-Treasurer, or the Vice President-Controller and Financial Planning Officer, and each of them, with full power to act without the others, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of the Variable Account, and by the Company as sponsor and depositor a Form of Notification of Registration Statement under the Securities Act of 1933 registering the Policies, and any and all amendments to the foregoing on behalf of the Variable Account and the Company and on behalf of and as attorneys-in-fact for the principal executive officer and/ or the principal financial officer and/ or the principal accounting officer and/ or any other officer of the Company; and

     FURTHER RESOLVED, That Stephen M. Morain, Senior Vice President and General Counsel, is duly appointed as agent for service under any such registration statement, duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

     FURTHER RESOLVED, That the President, the Senior Vice President and Secretary-Treasurer, or the Vice President-Controller and Financial Planning Officer, and each of them, with full power to act without the others hereby are severally authorized on behalf of the Variable Account and on behalf of the Company to take any and all action that each of them may deem necessary or advisable in order to offer and sell the Policies, including any registrations, filings and qualifications both of the Company, its officers, agents and employees, and of the Policies, under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which the said officers or legal counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as the officers or legal counsel deem it to be in the best interests of the Variable Account and the Company; and


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     FURTHER RESOLVED, That the President, the Senior Vice President and
Secretary-Treasurer, or the Vice President-Controller and Financial Planning Officer, and each of them, with full power to act without the others, be, and they hereby are, severally authorized in the names and on behalf of the Variable Account and the Company to execute and file irrevocable written consents on the part of the Variable Account and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with said registration or qualification of the Policies and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of the Variable Account and of the Company for the purpose of receiving and accepting process; and

     FURTHER RESOLVED, That the President, the Senior Vice President and Secretary-Treasurer, or the Vice President-Controller and Financial Planning Officer, and each of them, with full power to act without the others, be, and hereby are, severally authorized to establish procedures under which the Company will institute procedures for providing voting rights for owners of the Policies with respect to securities owned by the Variable Account; and

     FURTHER RESOLVED, That the President, the Senior Vice President and Secretary-Treasurer, or the Vice President-Controller and Financial Planning Officer, and each of them, with full power to act without the others, are hereby severally authorized to execute such agreement or agreements as deemed necessary and appropriate (i) with FBL Investment Advisory Services, Inc. ("FBL") or other qualified entity under which FBL or such other entity will be appointed principal underwriter and distributor for the Policies, (ii) with one or more qualified banks or other qualified entities to provide administrative and/ or custodial services in connection with the establishment and maintenance of the Variable Account and the design, issuance, and administration of the Policies.

     FURTHER RESOLVED, That the President, the Senior Vice President and Secretary-Treasurer, or the Vice President-Controller and Financial Planning Officer, and each of them, with full power to act without the others, are hereby severally authorized to execute and deliver such agreements and other documents and do such acts and things as each of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.